UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2009
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place 1601 Trapelo Road, Suite 329 Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Lease, dated May 29, 2009
Ex-99.1 Letter Agreement, dated May 28, 2009

Item 1.01. Entry into a Material Definitive Agreement
     On May 29, 2009, Constant Contact, Inc. (the “Company”) entered into a lease (the “Lease”) with Boston Properties Limited Partnership (the “Landlord”), pursuant to which the Company will lease office space in Reservoir Place, 1601 Trapelo Road, Waltham, Massachusetts, which is the current location of the Company’s principal executive offices. Pursuant to the Lease, the Company will lease approximately 85,583 square feet of office space (the “Initial Space”), which the Company is currently occupying. The Company has also agreed to lease up to 52,844 additional square feet of office space in five tranches as such space becomes available (the “Additional Space”) with the first tranche becoming available on or about August 6, 2009. The term of the Lease will expire on September 30, 2015. The Company has an option to extend the term of the Lease for one five-year period and has been granted a right of first offer with respect to certain office space at the same location as such space becomes available.
     The annual fixed rent for the Initial Space will be approximately $2.4 million. The annual fixed rent for the Initial Space will increase in predetermined amounts and at specified times during the term of the Lease, as specified in the Lease, up to a maximum of approximately $2.9 million in October 2014. The annual fixed rent for the Additional Space will be $32.50 per square foot. In addition to the annual fixed rent, the Company will be responsible for certain costs and charges, including certain operating expenses and real estate taxes, specified in the Lease. The Landlord has agreed to provide to the Company an allowance for certain construction costs related to the Initial Space and the Additional Space in the amount of $12.50 per square foot and $26.50 per square foot, respectively. The Company also agreed to provide a security deposit of $750,000 in the form of an irrevocable letter of credit to be held by the Landlord, which amount may be reduced to $600,000 on or after October 1, 2012 subject to the conditions set forth in the Lease.
     The Company previously leased 83,379 square feet of office space in the same location pursuant to a lease with the Landlord, dated as of July 9, 2002, as amended (the “Prior Lease”), which was scheduled to terminate in September 2012. In addition, the Company previously occupied 2,204 square feet of office space in the same location pursuant to a license agreement with the Landlord (the “License Agreement”). Subject to the terms of the Escrow Letter (as defined in the following paragraph), the Prior Lease and License Agreement terminated on May 29, 2009.
     The parties’ obligations under the Lease are subject to the satisfaction of the conditions set forth in the letter agreement, dated May 28, 2009, between the Company and the Landlord (the “Escrow Letter”), including delivery of (i) a subordination, non-disturbance and attornment agreement by the Landlord and (ii) a letter of credit (as described above) by the Company. If such conditions are not satisfied on or before June 19, 2009, the Company and the Landlord will have no obligations under the Lease and the Prior Lease will be in full force and effect in accordance with its terms.
     The foregoing summary of the Lease and Escrow Letter is subject to, and qualified in its entirety by the Lease and Escrow Letter attached hereto as Exhibit 10.1 and Exhibit 99.1, respectively, and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
     The information disclosed under Item 1.01 is incorporated by reference into this Item 1.02.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
     The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: June 4, 2009	By:	/s/ Gail F. Goodman
Gail F. Goodman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease, dated May 29, 2009, between the Registrant and Boston Properties Limited Partnership
99.1	Letter Agreement, dated May 28, 2009, between the Registrant and Boston Properties Limited Partnership